Exhibit 10.2

SIXTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of December 15, 2022, by and among THE ARENA PLATFORM, INC., a Delaware corporation, formerly known as Maven Coalition, Inc. (“Platform”), THE ARENA GROUP HOLDINGS, INC., a Delaware corporation, formerly known as TheMaven, Inc. (“Holdings”), THE ARENA MEDIA BRANDS, LLC, a Delaware limited liability company, formerly known as Maven Media Brands, LLC (“Brands”), THESTREET, INC., a Delaware corporation (“TSI”), COLLEGE SPUN MEDIA INCORPORATED, a New Jersey corporation (“Spun”), ATHLON HOLDINGS, INC., a Tennessee corporation (“AHI”), and ATHLON SPORTS COMMUNICATIONS, INC., a Tennessee corporation (“ASC” and together with Platform, Holdings, Brands, TSI, Spun, and AHI, collectively, jointly and severally, “Borrowers” and each a “Borrower”), and SLR DIGITAL FINANCE LLC, formerly known as Fast Pay Partners LLC (“Lender”).

WHEREAS, pursuant to that certain Financing and Security Agreement, made and entered into on February 6, 2020, by and among Initial Borrowers and FPP Finance LLC (as amended, restated, supplemented or otherwise modified from time to time, the “FSA”); capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the FSA;

WHEREAS, on or about April 30, 2021, FPP Finance LLC assigned all of its rights, interests and obligations in the FSA and related documents to Lender (the “Loan Assignment”);

WHEREAS, pursuant to the FSA, Lender has extended credit to Borrowers upon the terms and subject to the conditions set forth therein; and

WHEREAS, Borrowers have requested that Lender amend the FSA in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the FSA. This Amendment and the terms and provisions hereof, are incorporated in their entirety into the FSA by reference. In the event of any conflict between this Amendment and the FSA, the terms of this Amendment shall prevail.

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2. Amendments to the Financing Agreement.

a. The General Rates and Fees box on the first page of the FSA is hereby amended by deleting such box in its entirety and replacing it with the following:

GENERAL RATES AND FEES

The items referenced below are subject to and defined within the provisions of this Agreement:

(a)	Maximum Line Amount: Forty Million Dollars ($40,000,000)
(b)	Advance Rate: 85% of gross value of Invoices
(c)	Minimum Invoice Size: Five thousand dollars ($5,000)
(d)	Initial Financing Fee: A flat fee equal to 1/12 multiplied by the Facility Rate, based on the net amount Advanced with respect to any Invoice for a Financed Account (or the net amount Advanced for Advances not tied to any Invoice), for the initial 30-day period
(e)	Additional Financing Fee: A monthly rate equivalent to 1/12 multiplied by the Facility Rate, prorated daily on the net amount Advanced outstanding with respect to any Invoice for a Financed Account (or the net amount Advanced outstanding for Advances not tied to any Invoice), commencing on day 31. For the purposes of this Agreement, “Facility Rate” means the sum of: (x) the Prime Rate plus (y) 4.00% per annum.
(f)	Misdirected Payment Fee: Repayment of all Advances must be paid by the Account Debtor directly to Lender. In the event an Account Debtor fails to pay Lender directly, Lender will provide Borrower a grace period of five (5) business days to notify Lender of any Misdirected Payment and to forward the full amount of the Misdirected Payment to Lender otherwise Borrower may be assessed a Misdirected Payment Fee equaling 20% of the amount of such payment.
(g)	Concentration Limit: The percentage of any debt from a single Account Debtor over the total amount outstanding from Borrower’s Financed Accounts must remain below 25%. In the event the percentage exceeds the foregoing limit, Lender may exercise its right not to finance more Accounts of said Account Debtor.
(h)	Diligence Fee: $50,000. Lender acknowledges prior receipt of such Diligence Fee.
(i)	Wire Fee: An amount equal to Thirty-Five Dollars ($35.00) to cover fees and costs associated with incoming and outgoing wire transfers to/from the Lockbox or as between Lender/Borrower.
(j)	Termination: Subject to a fee equal to 2.25% of the Maximum Line Amount (the “Early Termination Fee”) with respect to any termination of this Agreement prior to December 31, 2024 (inclusive of any termination after an Event of Default and acceleration of the Obligations), Borrower may terminate this Agreement at any time upon 60 days prior written notice to Lender whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations inclusive of the Early Termination Fee and any amounts due under clauses (k) and (m) below for any period prior to the payment in full of the Obligations.
(k)	Minimum Utilization: Borrower shall at all times utilize at least 10% of the Maximum Line Amount. The Financing Fees otherwise set forth herein shall be adjusted to reflect such minimum utilization.
(l)	Maturity Date: All Obligations hereunder shall be immediately due and payable on December 31, 2024 (the “Maturity Date”), provided however, that notwithstanding the foregoing, if Borrower fails to achieve the Performance Milestone on or before August 31, 2023, then the Maturity Date will be December 31, 2023 and all references to “Maturity Date” on and after August 30, 2023 shall be deemed to reference December 31, 2023.
(m)	Facility Fee: In consideration of Lender’s entering into this Agreement, Borrower shall pay to Lender an annual facility fee (the “Facility Fee”) of (a) 0.50% (fifty basis points) of the Maximum Line Amount simultaneously with the execution of this Agreement (the “Initial Facility Fee”), and (b) 0.50% (fifty basis points) of the Maximum Line Amount on each anniversary of the date hereof (each, an “Annual Facility Fee”); provided, however, as an accommodation to Borrower, (i) the Initial Facility Fee shall be due and payable in twelve (12) equal monthly installments, commencing on the date hereof and on each subsequent one-month anniversary of the date hereof until paid in full and (b) each Annual Facility Fee shall be due and payable in twelve (12) equal monthly installments, commencing on the first business day of the month immediately following the last installment payment of the Initial Facility Fee and, continuing thereafter, on the first business day of each subsequent month. Notwithstanding the foregoing, the unpaid balance of the Facility Fee shall be payable in full on the earlier of (a) the termination of this Agreement, (b) the Maturity Date, and (c) at Lender’s option, upon Lender’s declaration of an Event of Default. The entirety of the Facility Fee of 1.00% for the Term is deemed to be fully earned upon the execution of this Agreement.
(n)	Performance Fee: If on or before June 30, 2023 Borrower fails to achieve the Performance Milestone, then Borrower shall pay to Lender a performance fee (the “Performance Fee”) in the amount of $20,000 which Performance Fee shall be fully earned, due and payable on July 1, 2023.

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a. Section 5. Section 5 of the Financing and Security Agreement is hereby amended by adding the following new Sections 5.4 and 5.5:

“5.4. Facility Fees. The Facility Fee, the Annual Facility Fee, and the Initial Facility Fee shall be fully earned and due and payable as set forth in the General Rates and Fees.

5.5. Performance Fee. The Performance shall be fully earned and due and payable as set forth in the General Rates and Fees.”

b. Section 8. Section 8 of the Financing and Security Agreement is hereby amended to read as follows:

“8. Clearance Days. The receipt of any item of payment by Lender for the sole purpose of determining availability for borrowing hereunder, subject to final payment of such item, shall be provisionally applied to reduce the Obligations on the date of receipt of such item of payment by Lender; provided however, the receipt of such item of payment by Lender for the calculation of Initial Financing Fee and Additional Financing Fee on the Obligations, shall not be deemed to have been paid to Lender until three (3) business days after the date of Lender’s actual receipt of such item of payment. Notwithstanding anything to the contrary contained herein, payments received by Lender after 3:00 p.m. Pacific time shall be deemed to have been received by Lender as of the opening of business on the immediately following business day.”

c. Section 12.5. Section 12.5 of the Financing and Security Agreement is hereby amended to read as follows:

12.5. Borrower shall not: (a) create, incur, assume or permit to exist, any lien upon or with respect to any assets in which Lender now or hereafter holds as a security interest; or (b) incur any indebtedness for borrowed money (provided that the payment of interest by the non-cash capitalization thereof or the accretion of principal in lieu of the payment of cash interest shall not be deemed to constitute the incurrence of indebtedness for purposes of this Section 12.5), in the case of clause (a) or clause (b), other than as set forth on Schedule 12.5 attached hereto. With respect to indebtedness not otherwise prohibited by the above-referenced clause (b), Borrower may enter into a Permitted Refinancing.

d. Section 12.11. Section 12.11 of the Financing and Security Agreement is hereby amended by adding the following new clause (e) at the end of such section:

“(e) In the event Borrower is to make any payment in respect of the BRF Indebtedness, Borrower will provide to Lender on or before the date of such payment, a certificate signed by Administrative Borrower’s Chief Financial Officer, certifying the amount of such payment, the effective date of such payment and demonstrating compliance with Section 2.02(d) of the Intercreditor Agreement.”

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e. Section 17. Section 17.1 of the Financing and Security Agreement is hereby amended by deleting the “or” after clause (i) and the “.” after clause (j), and adding the following new clause (k) after clause (j):

“, or (k) if on or before September 30, 2023 Borrower fails to achieve the Performance Milestone.”

f. Section 36. The definitions of “Clearance Days” and “LIBOR Rate” set forth in Section 36 of the Financing and Security Agreement are hereby deleted.

g. Section 36. The definition of “BRF Loan Agreement” in Section 36 of the Financing and Security Agreement is amended by replacing such definition is its entirety with the following:

(f) “BRF Loan Agreement” means that certain Third Amended and Restated Note Purchase Agreement, dated as of December 15, 2022, by and among Parent, the guarantors from time to time party thereto, each of the purchasers from time to time party thereto, and BRF Agent, on behalf of itself and such purchasers, as may be amended, restated, supplemented or otherwise modified from time to time.

h. Section 36. Section 36 of the Financing and Security Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Annual Facility Fee” – As stated within the General Rates and Fees.

“BRF Obligations” means the “Obligations” as such term is defined in the BRF Loan Agreement as in effect of the Sixth Amendment Effective Date.

“Facility Fee” – As stated within the General Rates and Fees.

“Initial Facility Fee” – As stated within the General Rates and Fees.

“Performance Fee” – As stated within the General Rates and Fees.

“Performance Milestone” means Borrower has achieved (or has caused the achievement of) any of the following: (x) the extension of the maturity date of the Notes (as defined in the BRF Loan Agreement as in effect of the Sixth Amendment Effective Date) to a date no earlier than March 31, 2025, (y) the Permitted Refinancing of the BRF Obligations or (z) the repayment in full of the BRF Obligations.

“Permitted Refinancing” – means a refinancing or renewal of the indebtedness described in Schedule 12.5 so long as:

(a) such refinancing or renewal does not result in an increase in the principal amount of such indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

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(b) such refinancing or renewal does not result in a shortening of the final stated maturity of such indebtedness so refinanced or renewed (and in respect of the refinancing or renewal of the BRF Obligations, the final maturity date thereunder may be no earlier than March 31, 2025), nor is such refinancing on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lender,

(c) if such indebtedness that is refinanced or renewed was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing or renewal must include subordination terms and conditions that are satisfactory to Lender,

(d) if such indebtedness that is refinanced or renewed was the subject of an intercreditor agreement, then, to the extent the refinancing or renewal is in the form of secured debt, the terms and conditions of the refinancing or renewal must include an intercreditor agreement in form and substance satisfactory to Lender,

(e) if the subject indebtedness that is refinanced or renewed was unsecured, such refinancing, renewal or extension shall be unsecured,

(f) if such indebtedness that is refinanced or renewed was secured (i) such refinancing or renewal shall be secured by substantially the same or less collateral as secured such refinanced or renewed indebtedness on terms no less favorable to Lender and (ii) the Liens securing such refinancing or renewal shall not have a priority more senior than the Liens securing such indebtedness that is refinanced, renewed or extended, and

(g) such refinancing or renewal is otherwise satisfactory to Lender.

“Prime Rate” means the greater of: (a) six and one quarter percent (6.25%) and (b) the highest rate published from time to time by the Wall Street Journal as the Prime Rate for such day, or, in the event the Wall Street Journal ceases to publish the Prime Rate, the base, reference or other rate then designated by Wells Fargo Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). The effective interest rate applicable to undersigned’s loans shall change on the date of each change in the Wall Street Journal Prime Rate.

“Sixth Amendment Effective Date” means December 15, 2022.”

i. Schedule 12.5. Schedule 12.5 of the Financing and Security Agreement is hereby amended by deleting all columns in respect of: (i) the first loan document described (Amended and Restated Note Purchase Agreement, dated as of June 14, 2020) and (ii) the loan document captioned “Second A&R Note Purchase Agreement, and by adding the following at the end of the first row to said schedule as follows:

Name of Loan Document	Date of Issuance/Document	Holder of Permitted Indebtedness	Maximum Principal Amount May Not Exceed
Third Amended and Restated Note Purchase Agreement, dated as of December 15, 2022.	December 15, 2022; one or more additional borrowings may be incurred from time to time thereafter	BRF Finance Co., LLC and each person who becomes a purchaser under the BRF Loan Agreement	$123,618,754 in principal Amount.

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3. CONDITIONS TO EFFECTIVENESS:

This Amendment shall become effective as of the first date upon which each of the following conditions is satisfied (the “Amendment Effective Date”):

a. Documents. Borrowers shall have delivered or caused to be delivered the following documents in form and substance reasonably satisfactory to Lender (and, as applicable, duly executed and dated the Amendment Effective Date or an earlier date satisfactory to Lender):

i. Amendment. A fully executed original of this Amendment.

ii. Payment of Amendment Fee. Payment of an amendment fee in the amount of $10,000, which was fully earned and due and payable on the date Lender charged the same to the Reserve Account.

iii. Third Amended and Restated Note Purchase Agreement. A fully executed copy of the BRF Loan Agreement.

iv. Amendment to Intercreditor Agreement. A fully executed copy of Amendment No. 2 to the Intercreditor Agreement.

v. Payment of Legal Fees. Payment of all legal fees incurred by Lender in connection with this Amendment, which shall be charged by Lender to the Reserve Account.

b. Representations and Warranties. The representations and warranties of each Borrower set forth in the FSA and the other Loan Documents to which such Borrower is a party shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which by its terms is limited as to materiality, in each case, after giving effect to such qualification) on and as of Amendment Effective Date.

c. No Default. Both before and after giving effect to this Amendment and the transactions contemplated thereby, no event shall have occurred or be continuing or would result from the amendments contemplated hereby that would constitute an Event of Default or a default under the FSA or the other Loan Documents.

d. Fees and Expenses. Borrowers shall have paid all documented or invoiced fees, costs and expenses due and payable by Borrowers on or prior to the Amendment Effective Date under the FSA and the other Loan Documents.

4. CONDITION SUBSEQUENT. On or before the date that is 90 days after the Sixth Amendment Effective Date, Borrower shall have delivered to Lender fully executed deposit account control agreements in respect of the deposit accounts maintained by Borrower at JPMorgan Chase Bank with account number ending on 9355 and Wells Fargo Bank, N.A. with account numbers ending on 7030 and 0435, in form and substance satisfactory to Lender. Failure to comply with the foregoing condition subsequent will constitute an immediate Event of Default under the Credit Agreement.

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5. MISCELLANEOUS:

a. Ratification, Etc. Except as expressly amended hereby, the FSA and the other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the FSA shall hereafter be read and construed together as a single document, and all references in the FSA or any other Loan Document shall hereafter refer to the FSA as amended by this Amendment.

b. Reaffirmation. Each Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under FSA and any other Loan Document to which it is a party and (b) ratifies and reaffirms its grant of security interests and liens and confirms and agrees that such security interests and liens shall continue in full force and effect and ranks as continuing security for the payment and discharge of the obligations secured thereunder, including, without limitation, all of the Obligations.

c. No Waiver. Nothing contained in this Amendment shall be deemed to (a) constitute a waiver of any default or Event of Default that may hereafter occur or heretofore have occurred and be continuing, (b) except as a result of the amendments expressly set forth in Section I of this Amendment, otherwise modify any provision of the FSA or any other Loan Document, or (c) give rise to any defenses or counterclaims to Lender’s right to compel payment of the Obligations when due or to otherwise enforce its rights and remedies under the FSA and the other Loan Documents.

d. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

e. Counterparts; Effectiveness. This Amendment may be executed via facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Sixth Amendment to Financing and Security Agreement as of the date first above written.

BORROWERS:

THE ARENA PLATFORM, INC.,
a Delaware corporation

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Secretary and Treasurer

THE ARENA GROUP HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

THE ARENA MEDIA BRANDS, LLC,
a Delaware limited liability company

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Secretary and Treasurer

THESTREET, INC.

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer, Secretary and Treasurer

COLLEGE SPUN MEDIA INCORPORATED

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer, Secretary and Treasurer

ATHLON HOLDINGS, INC.,
a Tennessee corporation

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer, Treasurer and Secretary

ATHLON SPORTS COMMUNICATIONS, INC., a Tennessee corporation

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer, Treasurer and Secretary

Sixth Amendment to Financing and Security Agreement

LENDER:

SLR DIGITAL FINANCE LLC,

By:	/s/ Danielle Baldaro
Name:	Danielle Baldaro
Title:	SVP, DF Portfolio Manager

Sixth Amendment to Financing and Security Agreement